Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-132111, 333-134165, 333-150986 and 333-154745 on Form S-8 of our report dated June 29, 2009, relating to the financial statements and financial statement schedules of the United Airlines Pilot Directed Account Plan appearing in this Annual Report on Form 11-K of the United Airlines Pilot Directed Account Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP Chicago, IL
June 29, 2009